POWER OF ATTORNEY

            The undersigned Jeffrey Haas, Darlene DeRemer, Dennis Foley, and George Mileusnic, Trustees of the American Independence Funds Trust (the “Trust” or the “Funds”), an open-end management investment company organized in Delaware, do hereby constitute and appoint John J. Pileggi, Thaddeus Leszczynski, Terrance Gallagher, and Jon Rand, each of them individually, my true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with:

            (i) the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Funds under the 1940 Act; and

            (ii) state securities laws and any rules, regulations, orders or other requirements of state securities commissions, in connection with the registration under state securities laws of the Funds and with the registration under state securities laws of shares of beneficial interest of the Funds to be offered by the Funds;

including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the name of such Trustee in his/her behalf as such Trustee to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under the 1940 Act, and to execute any instruments or documents filed or to be filed as part of, or in connection with, such registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of, or in connection with, compliance with state securities laws, including, but not limited to, all state filings for any purpose, state filings in connection with corporate or trust organization or amending corporate or trust documentation, filings for purposes of state tax laws and filings in connection with blue sky regulations; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

            This Power of Attorney may be signed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned places his hand effective this 14th day of February 2017.

/s/Jeffrey Haas	/s/Darlene DeRemer
Jeffrey Haas	Darlene DeRemer
/s/Dennis Foley	/s/George Mileusnic
Dennis Foley	George Mileusnic